RESOLUTIONS OF THE BOARD OF DIRECTORS OF
WAUWATOSA HOLDINGS, INC.

WHEREAS, the Board of Directors of the Company believes amending the Company’s Charter to change the name of the Company to be in the best interests of the Company and its shareholders because of the expansion of the Company’s market area outside of Wauwatosa, Wisconsin; and

WHEREAS, The Company’s charter amendment will be made in compliance with applicable Office of Thrift Supervision (“OTS”) Regulations.

NOW, THEREFORE, BE IT RESOLVED, that Section 1 – Corporate title of the Charter of the Company is hereby amended to read in its entirety as follows:

“Section 1. Corporate title. The full corporate title of the Mutual Holding Company subsidiary holding company is Waterstone Financial, Inc. the (“Company”).”

RESOLVED FURTHER, the Company shall cause to be prepared and filed with the OTS a notice with the proposed charter amendment;

RESOLVED FURTHER, that such amendment to the Charter of the Company will not be effective until the 30 day review period of the OTS expires and the OTS does not indicate its objection to such amendment;

RESOLVED FURTHER, that as soon as practical following the 30 day period, and assuming that the OTS has no objection to the charter amendment, the Company shall present the Charter amendment to the shareholders of the Company at a Special Meeting of Shareholders; and

RESOLVED FURTHER, that the President and Chief Executive Officer of the Company, or his designee are hereby authorized and directed to take all steps necessary to prepare the Company’s Proxy Statement, including the filing of preliminary proxy materials with the Securities and Exchange Commission, the filing of any necessary notices or applications with NASDAQ or the CUSIP Service Bureau and any related documents necessary to the Company’s Special Meeting of Shareholders, with the assistance of special counsel and to execute such documents that he deems necessary or appropriate.